As filed with the Securities and Exchange Commission on April 7, 1999.
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                      ------------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------
                              DATAWATCH CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                       02-0405716
   (State or Other Jurisdiction                           (I.R.S. Employer
 of Incorporation or Organization)                       Identification No.)

                              900 Chelmsford Street
                               Tower 3, 5th Floor
                           Lowell, Massachusetts 01851
               (Address of Principal Executive Offices) (Zip Code)

                      ------------------------------------

                      Datawatch Corporation 1996 Stock Plan
                            (Full Title of the Plan)

                      ------------------------------------

                                Bruce R. Gardner
                      President and Chief Executive Officer
                              Datawatch Corporation
                              900 Chelmsford Street
                               Tower 3, 5th Floor
                           Lowell, Massachusetts 01851
                     (Name and Address of Agent for Service)
                                 (978) 441-2200

          (Telephone Number, Including Area Code, of Agent For Service)

                      ------------------------------------

                                    Copy to:
                          William B. Simmons, Jr., Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                  --------------------------------------------

================================================================================

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                                           Proposed          Proposed
                                                                           Maximum           Maximum
                                                         Amount            Offering         Aggregate            Amount of
Title of Securities                                      to be            Price Per          Offering           Registration
to be Registered                                       Registered           Share             Price                 Fee
------------------------------------------------- --------------------- --------------- ------------------- ---------------------
DATAWATCH CORPORATION 1996 STOCK PLAN
Common Stock (par value $.01 per share)            250,000 shares(1)    $3.03125(1)        $757,812.50(1)        $200.06(2)
---------------------------------------------------------------------------------------------------------------------------------

(1) The exercise price of options issued pursuant to the 1996 Stock Plan is determined at the time of grant. None of the shares being registered hereunder are subject to outstanding options. Accordingly, the proposed maximum offering price per share of $3.03125 per share, which is the average of the high and low prices of the Common Stock of the Registrant reported on the Nasdaq National Market System on April 4, 2000, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h).

(2) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         This Registration Statement registers additional securities of the same class as other securities for which Registration Statement No. 333-39627 on Form S-8 as filed with the Securities and Exchange Commission on November 6, 1997 relating to the Datawatch Corporation 1996 Stock Plan are effective. Pursuant to General Instruction E, the contents of the above-listed Registration Statements are incorporated by reference herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Pursuant to General Instruction E, the information contained in Items 4 through 7 and Item 9 of Part II of the Registration Statement No. 333-39627 on Form S-8, as it pertains to the 1996 Stock Plan is incorporated by reference herein.

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Datawatch Corporation (the "Registrant") (File No. 0-19660) with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated in this Registration Statement by reference as of their respective dates:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1999 filed pursuant to the Exchange Act which contains audited financial statements for the fiscal year ended September 30, 1999.

         (b) All other documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

         (c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form S-1, SEC File No. 33-46290, as amended, which was incorporated by reference in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.  EXHIBITS.

         Exhibit No.     Description of Exhibit
         -----------     ----------------------

         5.1 Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

         23.1 Consent of Testa, Hurwitz & Thibeault, LLP (contained in Exhibit 5.1).

         23.2            Consent of Deloitte & Touche LLP (filed herewith).

         24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Datawatch Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lowell, Commonwealth of Massachusetts, on this 7th day of April, 2000.

                                  DATAWATCH CORPORATION

                                  By: /s/ Bruce R. Gardner
                                      -----------------------------------
                                      Bruce R. Gardner
                                      President, Chief Executive Officer
                                      and Director

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Datawatch Corporation, hereby severally constitute and appoint Bruce R. Gardner and Betsy J. Hartwell, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Datawatch Corporation, to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                            TITLE(S)                          DATE
                  ---------                                            --------                          ----
/s/ Bruce R. Gardner                           President, Chief Executive Officer and Director           April 7, 2000
---------------------------------------        (Principal Executive Officer)
Bruce R. Gardner

/s/ Betsy J. Hartwell                          Vice President Finance, Chief Financial Officer and       April 7, 2000
---------------------------------------        Treasurer (Principal Financial and Accounting Officer)
Betsy J. Hartwell

/s/ Jerome Jacobson                            Director                                                  April 7, 2000
---------------------------------------
Jerome Jacobson

/s/ David T. Riddiford                         Director                                                  April 7, 2000
---------------------------------------
David T. Riddiford

/s/ Terry W. Potter                            Director                                                  April 7, 2000
---------------------------------------
Terry W. Potter

/s/ Don M. Lyle                                Director                                                  April 7, 2000
---------------------------------------
Don M. Lyle

                                  Exhibit Index
                                  -------------

     Exhibit No.                          Description of Exhibit
     -----------                          ----------------------

         5.1            Opinion of Testa, Hurwitz & Thibeault, LLP

         23.1           Consent of Testa, Hurwitz & Thibeault, LLP (contained in
                        Exhibit 5.1)

         23.2           Consent of Deloitte & Touche LLP

         24.1 Power of Attorney (included as part of the signature page to this Registration Statement)